As filed with the Securities and Exchange Commission on June 24, 2005

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2005

(Exact name of registrant as specified in its charter)

Delaware	0-17085	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14272 Franklin Avenue, Suite 100, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On June 22, 2005 (the “Effective Date”), the Registrant entered into a Common Stock Purchase Agreement (the “Agreement”) with Double U Master Fund LP, an institutional investor (the “Investor”), pursuant to which the Registrant is selling, and the Investor is purchasing, eight million shares of the Registrant’s common stock in exchange for $6,720,000. Pursuant to the Agreement, the closing of the purchase and sale will occur on or before June 29, 2005 (the “Closing Date”). The shares of common stock are being issued from the Registrant’s shelf registration statement on Form S-3, File No. 333-121450.

Pursuant to the terms of the Agreement, the Registrant has agreed not to file another shelf registration statement pursuant to Rule 415 of the Securities Act of 1933, as amended, for a period of seventy-five (75) days following the Effective Date, provided, however, this restriction shall lapse prior to the expiration of such period if the volume weighted average price of the Registrant’s common stock equals or exceeds $1.26 per share for five consecutive days. In addition, pursuant to the Agreement, the Registrant has granted to the Investor, for a period of ninety (90) days following the closing date of the Agreement, a right of first refusal to purchase any new securities that the Registrant may propose to issue.

Item 9.01. Financial Statements and Exhibits.

(c)    Exhibits.

99.1	Common Stock Purchase Agreement by and between Registrant and Double U Master Fund LP. dated June 22, 2005

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE PHARMACEUTICALS, INC.

Date: June 24, 2005	By:	/s/ STEVEN W. KING
Steven W. King,
President and Chief Executive Officer